                                                                      EXHIBIT 21
                                                                     (1998 10-K)


SUBSIDIARIES OF THE OILGEAR COMPANY


                                        JURISDICTION
                                        IN WHICH
NAME OF SUBSIDIARY                      INCORPORATED
------------------                      ------------

Oilgear Towler GmbH                     Republic of Germany

Oilgear F.S.C., Inc.                    Virgin Islands

Oilgear Ltd.                            England

Oilgear Towler Ltd.                     England

Oilgear Towler S.A.                     France

Oilgear Towler S.A.                     Spain

Oilgear Towler S.r.l.                   Italy

Oilgear Towler Australia Pty. Ltd.      Australia

Oilgear Mexicana S.A. de C.V.           Mexico

Oilgear do Grazil Hydraulica Ltda.      Brazil

Oilgear Towler Korea Ltd.               South Korea

Oilgear Canada Inc.                     Canada

Oilgear Towler Polyhydron Pvt. Ltd.     India
(51% Joint Venture)

Towler Automation Pvt. Ltd.             India
(51% Joint Venture)

Oilgear Towler Taiwan Co. Ltd.          Taiwan
(58% Joint Venture)